Exhibit 10.24

FORM OF OPTION AWARD AGREEMENT

(2001 STOCK OPTION PLAN- LEGACY OPTIONS)

Express-1 Expedited Solutions, Inc.

3399 South Lakeshore Drive, Suite 225

Saint Joseph, Michigan 49085

[DATE]

[NAME]

[ADDRESS]

Re: Grant of Stock Option- Number [—]

Dear [—],

The Board of Directors of Express-1 Expedited Solutions, Inc. (the “Company”) is pleased to award you an Option pursuant to the provisions of the Company’s 2001 Stock Option Plan (the “Plan”). The Option was approved and granted on the date of this letter as set forth above (the “Grant Date”). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning set forth in the Plan. To the extent the terms in this letter differ from the terms of the Plan, the terms in this letter shall govern.

1. Type of Option. You are granted a nonqualified stock option.

2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase [—] shares of the Company’s common stock (the “Stock”) at $[—] per share, the closing market price of a share of Stock on the Grant Date.

3. Vesting Schedule. The Option vests in 36 equal installments, commencing on the 1st day of the month immediately following the Grant Date, and continuing on the 1st day of each of the following 35 months. Any portion of the Option that has vested may be exercised, from time to time, until this Option terminates pursuant to Section 5 of this letter.

4. Method of Exercise. The Option shall be exercised by written notice to the Company’s Chief Financial Officer at the Company’s principal executive offices in St. Joseph, Michigan. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Company in full payment for the Stock. Cashless exercise is not permitted with respect to this Option.

5. Termination of Option. To the extent not exercised, all Options shall terminate upon the first to occur of the following dates:

(a) [—], being ten year anniversary of the Grant Date; or

(b) The expiration of thirty (30) days following the date your employment with the Company or its Subsidiaries terminates for any reason other than by reason of death, Disability, or Retirement; or

(c) The expiration of 12 months following the date your employment with the Company or its Subsidiaries terminates if such employment termination occurs by reason of your death or by reason of your Disability; or

(d) The expiration of 3 years following the date your employment with Company or its Subsidiaries terminates if such employment termination occurs by reason of your Retirement.

Any part of an Option that has not vested as of the date of termination under Section 5(b), 5(c) or 5(d) above shall be voided and therefore unexercisable as of said date of termination. For purposes of this Section 5, “termination of employment’ shall include the termination of an employee’s employment with the Company or its Subsidiaries, the termination of a director’s service on the Company’s Board of Directors, and the termination of services being provided to the Company or its Subsidiaries by a consultant, as applicable.

6. Securities Laws. The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the “Act”). The Company has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be “restricted securities” as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Company has been furnished with an opinion of counsel satisfactory in form and substance to the Company that such registration is not required.

7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

8. Change of Control. In the event this Option is issued to an employee of the Company or its Subsidiaries, any change of control provision set forth within the employee’s employment agreement that specifically addresses options issued under the Plan shall supersede both the change of control provisions set forth in the Plan and any conflicting provision of this letter.

THIS LETTER AMENDS AND RESTATES ANY LETTER OR OTHER AGREEMENT OR DOCUMENT PREVIOUSLY ISSUED TO YOU BY EXPRESS-1 EXPEDITED SOLUTIONS, INC., WITH RESPECT TO THE STOCK OPTION GRANT DESCRIBED HEREIN, AND, AS SUCH, THIS LETTER, TOGETHER WITH

THE ATTACHED PLAN (AS DEFINED BELOW), EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES WITH RESPECT TO THIS GRANT, AND SUPERSEDE ALL OTHER PRIOR COMMITMENTS, ARRANGEMENTS, OR UNDERSTANDINGS, BOTH ORAL AND WRITTEN, BETWEEN THE PARTIES WITH RESPECT THERETO.

Very truly yours,

EXPRESS-1 EXPEDITED SOLUTIONS, INC.,

by
Name:
Title:

AGREED AND ACCEPTED

[NAME]

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